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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 23, 2001, except for the last paragraph of footnote
1 for which the date is October 5, 2001, relating to the financial statements and financial statement schedule of Universal Hospital Services, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Minneapolis, Minnesota
October 26, 2001